Exhibit 99

FOR RELEASE –– APRIL 28, 2015

Corning Announces First-Quarter Financial Performance

Strong Optical Communications performance leads diversified business growth

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced its results for the first quarter of 2015.

First-Quarter Performance Highlights
•	Core sales were $2.4 billion*, a 4% increase on a year-over-year basis. Net sales (GAAP) were $2.3 billion, consistent with the prior year quarter.
•	Core earnings per share were $0.35 per share*, an increase of 21% over the comparable quarter last year. GAAP earnings per share were $0.29.
•
Sales in the Optical Communications segment increased 18% from the year-ago period, driven by strong demand for the company’s fiber-to-the-home solutions and the addition of sales from a recent acquisition.

•	Sequential LCD glass price declines continued at moderate levels in the first quarter, and the company expects prices to decline even less in the second quarter.
•	Corning® Gorilla® Glass sales were strong in the quarter, driven by the success of Gorilla Glass 4.

Quarter-One Financial Comparisons
In millions, except percentages and per-share amounts

	Core Performance*
	Q1 2015	Q1 2014	% Change
Core Net Sales	$2,430	$2,326	4%
Core Earnings	$484	$423	14%
Core Earnings EPS	$0.35	$0.29	21%

	GAAP
	Q1 2015	Q1 2014	% Change
Net Sales	$2,265	$2,289	(1)%
Net Income	$407	$301	35%
EPS	$0.29	$0.20	45%
*These are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website. Additional non-GAAP reconciliations for the years 2013 and 2014 have been provided on our website, and they detail the change in core gross margin, core selling, general and administrative expenses, and core research, development, and engineering expenses due to the change in Corning’s constant-Japanese yen rate from ¥93 to ¥99 beginning in the first quarter of 2015. Core performance metrics (non-GAAP) are adjusted to exclude the impact of changes in Japanese yen foreign exchange rate, as well as other items that do not reflect ongoing operations of the company. See “Use of Non-GAAP Financial Measures” section of attached Form 8-K for details on core performance measures.

“We are off to an excellent start in 2015,” Wendell P. Weeks, chairman, chief executive officer and president, said. “In the first quarter, we benefited from the company’s business diversity with core sales growing in four of five segments.

© 2015 Corning Incorporated. All Rights Reserved.

Corning Announces First-Quarter Financial Performance
Page Two

“Our Optical Communications segment had a terrific quarter as demand for fiber-to-the-home solutions and data center products remained strong. In our Display Technologies segment, moderate LCD glass price declines and a relentless focus on cost reductions have helped us maintain profitability. Finally, our latest generation of Gorilla Glass is a hit with customers, and its success is helping to drive operational results.”

Weeks said, “We believe we are on track for another year of core earnings growth.”

First-Quarter Segment Results
Display Technologies segment core sales were $972 million*, up slightly from last year’s first quarter. Core earnings for the quarter were $294 million*, a 4% increase on a year-over-year basis. Total LCD glass volume grew at a high-teen percentage on a year-over-year basis. Sequential LCD price declines were moderate, as expected. The combination of increased volume, slower price declines, and cost reductions drove a year–over-year improvement in the segment’s gross margin percent.

Optical Communications segment sales were $697 million, an 18% increase compared with $593 million in the first quarter last year with growth in both carrier and enterprise networks sales. The results exceeded the company’s expectations for the quarter, driven by strong fiber-to-the-home demand in North America. The recent acquisition of TR Manufacturing, Inc. also contributed to sales growth in the quarter. Core earnings for the quarter were $72 million*, an increase of 85% from a year ago.

Environmental Technologies segment sales were $282 million, a slight increase compared with $275 million in quarter one 2014. Core earnings were $48 million*, a 12% increase from a year ago. Increased demand for Corning’s heavy-duty diesel emissions products drove the bulk of the quarterly sales increase and improved profitability.

Sales in Corning’s Specialty Materials segment were $272 million, a 4% increase from last year’s first-quarter results. Gorilla Glass volume was up greater than 20%, as expected, driven by increasing demand for Gorilla Glass 4 cover glass. A decline in advanced optics sales partially offset the strength in Gorilla Glass in the segment’s results. Core earnings of $46 million* were up 44% versus last year.

Life Sciences segment sales were $197 million in the quarter. Core equity earnings from Dow Corning Corporation declined by 14%, the result of lower-than-expected sales of polysilicon.

Core gross margin for the quarter was 44%*, a 1% increase over the year-ago period and better than company expectations.

In the first quarter, Corning repurchased 21 million shares of common stock for approximately $500 million as part of its previously announced $1.5 billon share repurchase program.

Corning ended the first quarter with $5.1 billion in cash and short-term investments.

Looking Forward
“Our excellent first-quarter results have given us momentum for continued growth in the second quarter,” James B. Flaws, vice chairman and chief financial officer, said. “Strong demand for our optical communications products, the popularity of Gorilla Glass and strength of our heavy-duty diesel emissions materials will drive our second-quarter performance,” he said.

In the second quarter, Corning expects its LCD glass volume to increase by a low single-digit percentage sequentially. Glass prices in the quarter are expected to decline even less than the first quarter.

© 2015 Corning Incorporated. All Rights Reserved.

Corning Announces First-Quarter Financial Performance
Page Three

Optical Communications segment second-quarter sales on a year-over-year basis are expected to increase by a mid-teen percentage as demand from carrier and enterprise networks remains strong. Recent acquisitions will also contribute to strong performance.

In Environmental Technologies, second-quarter sales are anticipated to decrease by a mid-single digit percentage on a year-over-year basis. The company expects demand for its emissions control products to be consistent with last year. A weaker Euro exchange rate will impact year-over-year sales comparisons.

Specialty Materials segment sales in the second quarter are expected to decrease by a mid-single digit percentage on a year-over-year basis, driven by declines in advanced optics product sales. Gorilla Glass sales are expected to remain strong. Life Sciences segment sales are projected to be down slightly year-over-year, driven by the impact of the weaker foreign exchange rates.

For the full year, Flaws commented, “We anticipate 2015 will be another year of strong core earnings-per-share growth for Corning. Our performance will be led by our Optical Communications segment, which is experiencing strong demand and benefiting from recent acquisitions. Consumer demand for handheld electronic devices, particularly new smartphone models, will drive Gorilla Glass 4 glass volume increases during the year. We expect growth in our Environmental Technologies and Life Sciences segments as well, but the potential for further weakening of the Euro exchange rate may negatively affect this growth.”

In conclusion, Flaws said, “We exited 2014 with strong momentum, and our first-quarter performance reinforces expectations for our 2015 growth.”

Upcoming Investor Events
Corning will host investors in Corning, N.Y., on May 7 and present at the JP Morgan Technology, Media and Telecom Conference on May 19 in Boston.

First-Quarter Conference Call Information
The company will host a first-quarter conference call on Tuesday, April 28, at 8:30 a.m. ET. To participate, please call toll free (800) 230-1096 or for international access call (612) 234-9960 approximately 10-15 minutes prior to the start of the call. The host is “NICHOLSON”. To listen to a live audio webcast of the call, go to Corning’s website at www.corning.com/investor_relations and click “Investor Events” on the left. A replay will be available beginning at 11 a.m. ET and will run through 5 p.m. ET, Tuesday, May 12. To listen, dial (800) 475-6701 or for international access dial (320) 365-3844. The access code is 357164. The webcast will be archived for one year following the call.

Presentation of Information in this News Release
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Detailed reconciliations outlining the differences between these non-GAAP measures and the most directly comparable GAAP measure can be found on the company’s website by going to www.corning.com/investor_relations and clicking “Financial Reports” on the left. These reconciliations also accompany this news release.

© 2015 Corning Incorporated. All Rights Reserved.

Corning Announces First-Quarter Financial Performance
Page Four

Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effect of global political, economic and business conditions; conditions in the financial and credit markets; currency fluctuations; tax rates; product demand and industry capacity; competition; reliance on a concentrated customer base; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; pricing fluctuations and changes in the mix of sales between premium and non-premium products; new plant start-up or restructuring costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political or financial instability, natural disasters, adverse weather conditions, or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; retention of key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are detailed in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

About Corning Incorporated
Corning (www.corning.com) is one of the world’s leading innovators in materials science. For more than 160 years, Corning has applied its unparalleled expertise in specialty glass, ceramics, and optical physics to develop products that have created new industries and transformed people’s lives. Corning succeeds through sustained investment in R&D, a unique combination of material and process innovation, and close collaboration with customers to solve tough technology challenges. Corning’s businesses and markets are constantly evolving. Today, Corning’s products enable diverse industries such as consumer electronics, telecommunications, transportation, and life sciences. They include damage-resistant cover glass for smartphones and tablets; precision glass for advanced displays; optical fiber, wireless technologies, and connectivity solutions for high-speed communications networks; trusted products that accelerate drug discovery and manufacturing; and emissions-control products for cars, trucks, and off-road vehicles.

Media Relations Contact:
Daniel F. Collins
(607) 974-4197
collinsdf@corning.com

Investor Relations Contact:
Ann H. S. Nicholson
(607) 974-6716
nicholsoas@corning.com

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in millions, except per share amounts)

	Three months ended March 31,
	2015	2014

Net sales	$2,265	$2,289
Cost of sales	1,336	1,354

Gross margin	929	935

Operating expenses:
Selling, general and administrative expenses	316	397
Research, development and engineering expenses	189	198
Amortization of purchased intangibles	12	8
Restructuring, impairment and other charges		17

Operating income	412	315

Equity in earnings of affiliated companies	94	86
Interest income	5	12
Interest expense	(30)	(30)
Transaction-related gain, net		74
Foreign currency transaction and hedge gain (loss), net	33	(6)
Other (expense) income, net	(21)	30

Income before income taxes	493	481
Provision for income taxes	(86)	(180)

Net income attributable to Corning Incorporated	$407	$301

Earnings per common share attributable to Corning Incorporated:
Basic	$0.30	$0.21
Diluted	$0.29	$0.20

Dividends declared per common share (1)	$0.00	$0.10

(1)	The first quarter 2015 dividend was declared on December 3, 2014.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; in millions)

	Three months ended March 31,

	2015	2014

Net income attributable to Corning Incorporated	$407	$301

Other comprehensive loss, net of tax:
Foreign currency translation adjustments and other	(256)	(132)
Net unrealized gains on investments	1	13
Unamortized gains (losses) and prior service credits (costs) for postretirement benefit plans	1	9
Net unrealized gains (losses) on designated hedges	5	(4)
	(249)	(114)
Comprehensive income attributable to Corning Incorporated	$158	$187

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share and per share amounts)

	March 31, 2015	December 31, 2014
Assets

Current assets:
Cash and cash equivalents	$4,304	$5,309
Short-term investments, at fair value	763	759
Total cash, cash equivalents and short-term investments	5,067	6,068
Trade accounts receivable, net of doubtful accounts and allowances	1,487	1,501
Inventories, net of inventory reserves	1,331	1,322
Deferred income taxes	262	248
Other current assets	1,091	1,099
Total current assets	9,238	10,238

Investments	1,764	1,801
Property, plant and equipment, net of accumulated depreciation	12,708	12,766
Goodwill, net	1,343	1,150
Other intangible assets, net	702	497
Deferred income taxes	1,883	1,889
Other assets	1,685	1,722

Total Assets	$29,323	$30,063

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$106	$36
Accounts payable	872	997
Other accrued liabilities	917	1,291
Total current liabilities	1,895	2,324

Long-term debt	3,165	3,227
Postretirement benefits other than pensions	810	814
Other liabilities	2,081	2,046
Total liabilities	7,951	8,411

Commitments and contingencies
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 3,100; Shares issued: 2,300	2,300	2,300
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1,679 million and 1,672 million	840	836
Additional paid-in capital – common stock	13,552	13,456
Retained earnings	13,405	13,021
Treasury stock, at cost; Shares held: 420 million and 398 million	(7,243)	(6,727)
Accumulated other comprehensive loss	(1,556)	(1,307)
Total Corning Incorporated shareholders’ equity	21,298	21,579
Noncontrolling interests	74	73
Total equity	21,372	21,652

Total Liabilities and Equity	$29,323	$30,063

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended March 31,
	2015	2014
Cash Flows from Operating Activities:
Net income	$407	$301
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	279	289
Amortization of purchased intangibles	12	8
Restructuring, impairment and other charges		17
Stock compensation charges	10	15
Equity in earnings of affiliated companies	(94)	(86)
Dividends received from affiliated companies	48	1,610
Deferred tax (benefit) expense provision	(5)	22
Restructuring payments	(13)	(11)
Employee benefit payments in excess of expense	(6)	(17)
Gains on translated earnings contracts	(29)	(2)
Unrealized translation losses (gains) on transactions	298	(16)
Changes in certain working capital items:
Trade accounts receivable	35	21
Inventories	(1)	(3)
Other current assets	(13)	28
Accounts payable and other current liabilities	(314)	(413)
Other, net	(13)	(26)
Net cash provided by operating activities	601	1,737

Cash Flows from Investing Activities:
Capital expenditures	(333)	(246)
Acquisitions of business, net of cash (paid) received	(531)	66
Investment in unconsolidated entities		(109)
Proceeds from loan repayments from unconsolidated entities	4	5
Short-term investments – acquisitions	(284)	(445)
Short-term investments – liquidations	282	338
Realized gains on translated earnings contracts	149	89
Other, net		1
Net cash used in investing activities	(713)	(301)

Cash Flows from Financing Activities:
Net repayments of short-term borrowings and current portion of long-term debt		(8)
Proceeds from issuance of commercial paper		418
Proceeds from issuance of preferred stock (1)		400
Payments from settlement of interest rate swap agreements	(9)
Proceeds from the exercise of stock options	89	50
Repurchases of common stock for treasury	(477)	(1,901)
Dividends paid	(177)	(136)
Net cash used in financing activities	(574)	(1,177)
Effect of exchange rates on cash	(319)	5
Net (decrease) increase in cash and cash equivalents	(1,005)	264
Cash and cash equivalents at beginning of period	5,309	4,704

Cash and cash equivalents at end of period	$4,304	$4,968
(1)
In the first quarter of 2014, Corning issued 1,900 shares of Preferred Stock to Samsung Display Co., Ltd. in connection with the acquisition of their equity interests in Samsung Corning Precision Materials Co., Ltd..  Corning also issued to Samsung Display an additional 400 shares of Preferred Stock at closing, for an issue price of $400 million in cash.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
(Unaudited)

GAAP Earnings per Common Share

The following table sets forth the computation of GAAP basic and diluted earnings per common share (in millions, except per share amounts):
	Three months ended March 31,
	2015	2014
Net income attributable to Corning Incorporated	$407	$301
Less: Series A convertible preferred stock dividend	(24)	(21)
Net income available to common stockholders – basic	383	280
Add: Series A convertible preferred stock dividend	24
Net income available to common stockholders - diluted	$407	$280

Weighted-average common shares outstanding - basic	1,266	1,359
Effect of dilutive securities:
Stock options and other dilutive securities	13	11
Series A convertible preferred stock	115
Weighted-average common shares outstanding - diluted	1,394	1,370
Basic earnings per common share	$0.30	$0.21
Diluted earnings per common share	$0.29	$0.20

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):
	Three months ended March 31,
	2015	2014
Core net income attributable to Corning Incorporated	$484	$423
Less: Series A convertible preferred stock dividend	(24)	(21)
Core net income available to common stockholders - basic	460	402
Add: Series A convertible preferred stock dividend	24	21
Core net income available to common stockholders - diluted	$484	$423

Weighted-average common shares outstanding - basic	1,266	1,359
Effect of dilutive securities:
Stock options and other dilutive securities	13	11
Series A convertible preferred stock	115	97
Weighted-average common shares outstanding - diluted	1,394	1,467
Core basic earnings per common share	$0.36	$0.30
Core diluted earnings per common share	$0.35	$0.29

© 2015 Corning Incorporated. All Rights Reserved.

Use of Non-GAAP Financial Measures

In managing the Company and assessing our financial performance, we supplement certain measures provided by our consolidated financial statements with measures adjusted to exclude certain items, to arrive at core performance measures.  We believe reporting core performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.  Corning has adopted the use of constant currency reporting for the Japanese yen and Korean won, and uses an internally derived management rate which is aligned to our yen- and won-denominated portfolio of zero-cost collars and average rate forwards.  In the first quarter of 2015, we changed the yen-to-dollar management rate from ¥93 to ¥99 to closely align with the yen-denominated hedges entered into for the years 2015 through 2017.  Prior periods presented have been recast based on the new rate.

Net sales, equity in earnings of affiliated companies, and net income are adjusted to exclude the impacts of changes in the Japanese yen, the Korean won, the realized and unrealized impact of the yen-denominated purchased and zero-cost collars, average forward contracts and other yen-related transactions, the realized and unrealized impact of the won-denominated zero-cost collars, the unrealized impact of the euro-denominated zero-cost collars, acquisition-related costs, discrete tax items, restructuring and restructuring-related charges, certain litigation-related expenses, pension mark-to-market adjustments, and other items which do not reflect on-going operating results of the Company or our equity affiliates.  These measures are not prepared in accordance with GAAP.  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for GAAP reporting measures.

Items which we exclude from GAAP measures to arrive at core performance measures are as follows:

(1)	Constant-currency adjustments:

Constant-yen:  Because a significant portion of Display Technologies segment revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings of translating yen into dollars.  Presenting results on a constant-yen basis mitigates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts.  As of March 31, 2015, we used an internally derived management rate of ¥99, which is closely aligned to our current yen portfolio of zero-cost collars and average rate forwards, and have recast all periods presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

Constant-won:  Following the Acquisition of Samsung Corning Precision Materials and because a significant portion of Corning Precision Materials’ costs are denominated in Korean won, management believes it is important to understand the impact on core earnings from translating won into dollars.  Presenting results on a constant-won basis mitigates the translation impact of the Korean won, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts without the variability caused by the fluctuations caused by changes in the rate of this currency.  We use an internally derived management rate of 1,100, which is consistent with historical prior period averages of the won.

(2)
Purchased and zero-cost collars and average forward contracts:  We have excluded the impact of our yen-denominated purchased and zero-cost collars and average forward contracts for each period presented.  We have also excluded the impact of our portfolio of Korean won-denominated zero-cost collars.  By aligning an internally derived rate with our portfolio of purchased and zero-cost collars and average forward contracts, and excluding other yen-related transactions and the constant-currency adjustments, we have materially mitigated the impact of changes in the Japanese yen and Korean won.  Additionally, beginning in the first quarter of 2015, the impact of the mark-to-market related to future periods on our portfolio of euro-denominated zero-cost collars has been excluded.

© 2015 Corning Incorporated. All Rights Reserved.

(3)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(4)
Discrete tax items and other tax-related adjustments:  This represents the removal of discrete adjustments attributable to changes in tax law and changes in judgment about the realizability of certain deferred tax assets, as well as other non-operational tax-related adjustments.  This item also includes the income tax effects of adjusting from GAAP earnings to core earnings.

(5)
Litigation, regulatory and other legal matters:  Includes amounts related to the Pittsburgh Corning Corporation (PCC) asbestos litigation, adjustments to our estimated liability for environmental-related items and other legal matters.

(6)	Restructuring, impairment and other charges: This amount includes restructuring, impairment and other charges, as well as other expenses and disposal costs not classified as restructuring expense.
(7)	Liquidation of subsidiary: The partial impact of non-restructuring related items due to the decision to liquidate a consolidated subsidiary that is not significant.
(8)
Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect expected on-going operating results of our affiliated companies, such as restructuring, impairment and other charges and settlements under “take-or-pay” contracts.

(9)
Impacts from the Acquisition of Samsung Corning Precision Materials: Pre-acquisition gains and losses on previously held equity investment and other gains and losses related to the Acquisition, including post-combination expenses, fair value adjustments to the indemnity asset related to contingent consideration and the impact of the withholding tax on a dividend from Samsung Corning Precision Materials.

(10)	Post-combination expenses: Expenses which occurred after the completion of several small acquisitions in the first quarter of 2015.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended March 31, 2015
(Unaudited; amounts in millions, except percentages and per share amounts)

	Three months ended March 31, 2015
	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Per share
As reported	$2,265	$94	$493	$407	17.4%	0.29
Constant-yen (1)	165		134	98		0.07
Purchased and zero-cost collars and average forward contracts (2)			(29)	(18)		(0.01)
Acquisition-related costs (3)			19	13		0.01
Discrete tax items and other tax-related adjustments (4)				11		0.01
Litigation, regulatory and other legal matters (5)			1	1
Restructuring, impairment and other charges (6)			2	3
Equity in earnings of affiliated companies (8)		(41)	(41)	(39)		(0.03)
Other items related to the Acquisition of Samsung Corning Precision Materials (9)			2	2
Post-combination expenses (10)			9	6
Core performance measures	$2,430	$53	$590	$484	18%	0.35

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended March 31, 2014
(Unaudited; amounts in millions, except percentages and per share amounts)

	Three months ended March 31, 2014
	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Per share
As reported	$2,289	$86	$481	$301	37.4%	0.20
Constant-yen (1) *	37		31	23		0.02
Purchased collars and average forward contracts (2)			(2)	(10)		(0.01)
Acquisition-related costs (3)			48	40		0.03
Discrete tax items and other tax-related adjustments (4)				21		0.01
Litigation, regulatory and other legal matters (5)			2	1
Restructuring, impairment and other charges (6)			17	15		0.01
Liquidation of subsidiary (7)				(3)
Equity in earnings of affiliated companies (8)		(25)	(25)	(24)		(0.02)
Gain on previously held equity investment (9)			(394)	(292)		(0.20)
Settlement of pre-existing contract (9)			320	320		0.22
Post-combination expenses related to the Acquisition of Samsung Corning Precision Materials (9)			72	55		0.04
Other items related to the Acquisition of Samsung Corning Precision Materials (9)			(24)	(24)		(0.02)
Core performance measures	$2,326	$61	$526	$423	19.6%	0.29
* In the first quarter of 2015, we changed the yen-to-dollar management rate from ¥93 to ¥99 to closely align with the yen-denominated hedges entered into for the years 2015 through 2017.  Prior periods presented have been recast based on the new rate.

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended March 31, 2015 and 2014
(Unaudited; amounts in millions, except percentages)

	Three months ended March 31, 2015				Three months ended March 31, 2014
	Net sales	Gross margin	Gross margin %	Selling, general and admin. expenses	Net sales	Gross margin	Gross margin %	Selling, general and admin. expenses
As reported	$2,265	$929	41%	$316	$2,289	$935	41%	$397
Constant-yen (1)*	165	137			37	31
Purchased and zero-cost collars and average forward contracts (2)		(4)
Acquisition-related costs (3)		2		(5)		30		(19)
Litigation, regulatory and other legal matters (5)				(1)				(2)
Restructuring, impairment and other charges (6)		4		2
Impacts from the Acquisition of Samsung Corning Precision Materials (9)		1						(72)
Post-combination expenses (10)				(9)

Core performance measures	$2,430	$1,069	44%	$303	$2,326	$996	43%	$304
* In the first quarter of 2015, we changed the yen-to-dollar management rate from ¥93 to ¥99 to closely align with the yen-denominated hedges entered into for the years 2015 through 2017.  Prior periods presented have been recast based on the new rate.

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Display Technologies Segment
Three Months Ended March 31, 2015 and 2014
(Unaudited; amounts in millions, except percentages)

	Three months ended March 31, 2015		Three months ended March 31, 2014		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported	$808	$294	$929	$209	(13)%	41%
Constant-yen (1) *	164	99	37	23
Purchased and zero-cost collars and average forward contracts (2)		(99)		(56)
Acquisition-related costs (3)				35
Restructuring, impairment and other charges (6)				3
Equity in earnings of affiliated companies (8)				6
Impacts from the Acquisition of Samsung Corning Precision Materials (9)				63

Core performance measures	$972	$294	$966	$283	1%	4%
* In the first quarter of 2015, we changed the yen-to-dollar management rate from ¥93 to ¥99 to closely align with the yen-denominated hedges entered into for the years 2015 through 2017.  Prior periods presented have been recast based on the new rate.

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Optical Communications Segment
Three Months Ended March 31, 2015 and 2014
(Unaudited; amounts in millions, except percentages)

	Three months ended March 31, 2015		Three months ended March 31, 2014		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported	$697	$57	$593	$27	18%	111%
Acquisition-related costs (3)		10		2
Restructuring, impairment and other charges (6)		(1)		12
Liquidation of subsidiary (7)				(2)
Post-combination expenses (10)		6

Core performance measures	$697	$72	$593	$39	18%	85%

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Environmental Technologies Segment
Three Months Ended March 31, 2015 and 2014
(Unaudited; amounts in millions, except percentages)

	Three months ended March 31, 2015		Three months ended March 31, 2014		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported and Core performance measures	$282	$48	$275	$43	3%	12%

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Specialty Materials Segment
Three Months Ended March 31, 2015 and 2014
(Unaudited; amounts in millions, except percentages)

	Three months ended March 31, 2015		Three months ended March 31, 2014		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported	$272	$38	$261	$31	4%	23%
Constant-yen (1) *		(1)		(1)
Purchased and zero-cost collars and average forward contracts (2)				3
Acquisition-related costs (3)		5		(1)
Restructuring, impairment and other charges (6)		4

Core performance measures	$272	$46	$261	$32	4%	44%
* In the first quarter of 2015, we changed the yen-to-dollar management rate from ¥93 to ¥99 to closely align with the yen-denominated hedges entered into for the years 2015 through 2017.  Prior periods presented have been recast based on the new rate.

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Life Sciences Segment
Three Months Ended March 31, 2015 and 2014
(Unaudited; amounts in millions, except percentages)

	Three months ended March 31, 2015		Three months ended March 31, 2014		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported	$197	$16	$210	$17	(6)%	(6)%
Acquisition-related costs (3)		3		4

Core performance measures	$197	$19	$210	$21	(6)%	(10)%

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Dow Corning Corporation
Three Months Ended March 31, 2015 and 2014
(Unaudited; amounts in millions, except percentages)

	Three months ended March 31, 2015	Three months ended March 31, 2014	% Increase/ decrease
As reported	$92	$92
Equity in earnings of affiliated companies (8)	(41)	(33)

Core performance measures	$51	$59	(14)%

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended March 31, 2015 and 2014
(Unaudited; amounts in millions)

	Three months ended March 31, 2015	Three months ended March 31, 2014

Cash flows from operating activities	$601	$1,737

Less: Cash flows from investing activities	(713)	(301)

Plus: Short-term investments – acquisitions	284	445

Less: Short-term investments – liquidations	(282)	(338)

Free cash flow	$(110)	$1,543

© 2015 Corning Incorporated. All Rights Reserved.